Exhibit 99.1

CubeSmart to Redeem its 7.75% Series A Cumulative Redeemable Preferred Shares

MALVERN, PA -- (Marketwired) – 9/2/16 -- CubeSmart (NYSE: CUBE), a self-administered and self-managed real estate investment trust focused on self-storage facilities, announced today that it intends to redeem all of the outstanding 3,100,000 shares of its 7.75% Series A Cumulative Redeemable Preferred Shares (NYSE: CUBE.PRA) on November 2, 2016 (the “Redemption Date”). Shares of 7.75% Series A Cumulative Redeemable Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to and including the Redemption Date of $0.17374 per share (or an aggregate payment of $25.17374 per share on the Redemption Date). From and after the Redemption Date, dividends will cease to accrue, and on and after the Redemption Date the only remaining rights of holders of shares of 7.75% Series A Cumulative Redeemable Preferred Shares will be to receive payment of the redemption price, plus accumulated and unpaid dividends up to and including the Redemption Date.

The notice of redemption and other materials relating to the redemption of shares of 7.75% Series A Cumulative Redeemable Preferred Shares will be mailed to holders of such shares on or about September 21, 2016. As will be specified in the notice of redemption, payment of the redemption price will be made only upon presentation and surrender of the certificates representing 7.75% Series A Cumulative Redeemable Preferred Shares to the redemption agent, American Stock Transfer & Trust Co., LLC. If delivered by mail, certificates should be sent to 6201 15th Avenue, Brooklyn, NY 11219. Holders of 7.75% Series A Cumulative Redeemable Preferred Shares that hold their shares through the Depository Trust Company ("DTC") will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notice of redemption of the 7.75% Series A Cumulative Redeemable Preferred Shares should be directed to American Stock Transfer & Trust Co., LLC at (877) 237-6885.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust.  CubeSmart owns or manages 756 self-storage facilities across the United States. According to the 2016 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.

The Company's mission is to simplify the organizational and logistical challenges created by the many life events and business needs of its Customers -- through innovative solutions, unparalleled service, and genuine care. The Company's self-storage facilities are designed to offer affordable, easily accessible, secure, and, in most locations, climate-controlled storage space for residential and commercial customers.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about our intent to redeem 7.75% Series A Cumulative Redeemable Preferred Shares. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•	national and local economic, business, real estate and other market conditions;
•	the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;
•	the execution of our business plan;
•	the availability of external sources of capital;
•	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;
•	increases in interest rates and operating costs;
•	counterparty non-performance related to the use of derivative financial instruments;

•	our ability to maintain our status as a real estate investment trust for federal income tax purposes;
•	acquisition and development risks;
•	increases in taxes, fees, and assessments from state and local jurisdictions;
•	risks of investing through joint ventures;
•	changes in real estate and zoning laws or regulations;
•	risks related to natural disasters;
•	potential environmental and other liabilities;
•	other factors affecting the real estate industry generally or the self-storage industry in particular; and
•	other risks identified in our most recent Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws.

Company Contact:

CubeSmart

Charles Place

Director, Investor Relations

(610) 535-5700

Source: CubeSmart